EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 29, 2006 relating to the financial statements that appear in PPT Vision, Inc.’s Annual Report on Form 10-KSB for the year ended October 31, 2006.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 14, 2007